AMENDMENT TO PARTICIPATION AGREEMENT

      This Amendment to Participation Agreement, made and entered into this 11th day of February, 2000 by and among Prudential Insurance Company of America ("Insurance Company"), on its own behalf and on behalf of each segregated asset account of the Insurance Company set forth on Schedule A hereto, INVESCO Distributors, Inc. ("Distributors"), INVESCO Funds Group, Inc., ("INVESCO"), and INVESCO Variable Investment Funds, Inc. ("Company").

      WHEREAS the Insurance Company, Distributors, INVESCO, and the Company have entered into a Participation Agreement, dated April 15, 1997 ("Participation Agreement"), and

      WHEREAS Insurance Company, Distributors, INVESCO, and the Company desire that each segregated asset account of the Insurance Company set forth in Schedule A hereto be enabled to invest in portfolios of the Company, and

      WHEREAS Insurance Company, Distributors, INVESCO, and the Company desire to have the portfolios of the Company offered in additional insurance contracts underwritten and distributed by Insurance Company as set forth in Schedule B hereto, and

      NOW, THEREFORE Insurance Company, INVESCO, and the Company agree as follows:

          1. Schedule A of the Participation Agreement, which designates the Insurance Company Accounts which invest in portfolios of the Company, and Schedule B of the Participation Agreement, which designates the contracts offered by Insurance Company, are superseded and replaced by Schedules A and B attached hereto.

          2. Article 1.6 of the Participation Agreement shall be deleted in its entirety.

          3. All of the other provisions contained in the Participation Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Participation Agreement to be executed in its name and on behalf of its duly authorized representatives.


PRUDENTIAL INSURANCE COMPANY                INVESCO FUNDS GROUP, INC./
OF AMERICA                                  INVESCO DISTRIBUTORS, INC.

By:   /s/ Ken Montgomery                  By:   /s/ Ronald L. Grooms
      ------------------                        --------------------
      Kenneth H. Montgomery               Ronald L. Grooms
      Senior Vice President               Senior Vice President and Treasurer

Date: _____________________________       Date: February 11, 2000


                                          INVESCO VARIABLE INVESTMENT
                                            FUNDS, INC.

                                          By:   /s/ Ronald L. Grooms
                                                --------------------
                                                Ronald L. Grooms
                                                Treasurer and Chief Financial
                                                   and Accounting Officer

                                          Date: February 11, 2000

                                   SCHEDULE A

                                    ACCOUNTS



                                             DATE OF RESOLUTION OF INSURANCE
                                                  COMPANY'S BOARD WHICH
NAME OF ACCOUNT                                  ESTABLISHED THE ACCOUNT

The Prudential Variable Contract Account GI-2         Est. 6/24/88
Prudential Discovery Premier Group Variable
      Contract Account                                11/9/99

                                   SCHEDULE B

                                    CONTRACTS



1.    Contract Form ___________________________________

The Prudential Variable Contract Account GI-2
      Group Variable Universal Life Contracts Series:  89759

Prudential Discovery Premier Group Variable Contract Account
      DC-401-97, NQ-127-96,  DC-403(B)-97,  NQ-401-96, NQ-401-97
      (amended form #DCA-1-DP)
      Corresponding Active Life Certificates are ALC-403-97 and ALC-403(B)-97 (rider form #DCR-1-DP)
      GAA-7900-SECULAR(NY) (amended form #DCA-2-DP-8110)
      Corresponding Active Life Certificate is GAA-7987(NY)-8110 (rider form #DCR-2-DP-8110).